UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                        April 16, 1998 (February 4, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                  000-22026                  25-1407782
(State or other jurisdiction)    (Commission File Number)      (IRS Employer
                                   of corporation)         Identification No.)


3230 West Lake Road, Erie, Pennsylvania                       16505
(Address of principal executive offices)                     Zip Code


Registrant's telephone number, including area code:      (814) 836-0618

Item 2.    Acquisition or Disposition of Assets

On February 5, 1998, Rent-Way, Inc. ("the Company") completed the stock purchase of Champion Rentals, Inc. ("Champion"), a rental-purchase chain, for consideration of $88,500,000 net of certain liabilities. Prior to the acquisition, Champion was owned by Bill C. Ogle, Sr. and other minority shareholders. The amount and form of consideration was determined through arm's length negotiations. Pursuant to terms of the acquisition, $2,500,000 of the purchase price was placed in escrow and held subject to terms of the escrow agreement. The cash paid for the acquisition was drawn on the Company's existing credit facility with a syndicate of banks co-led by National City Bank of Pennsylvania and NationsBank, N.A.

Champion operated a chain of 147 rental-purchase stores located in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Ohio, South Carolina, Tennessee and Virginia. Annual revenues were approximately $71.0 million.


Item 7.    Financial Statements and Exhibits

          a.     Financial statements of business acquired:
                 Audited Financial Statements of Champion Rentals, Inc.

                 Report of Independent Certified Public Accountants          4

                 Balance Sheets - as of December 27, 1997 and
                 December 28, 1996                                           5

                 Statements of Income for the years ended December 27, 1997,
                 December 28, 1996 and December 23, 1995                     6

                 Statements of Stockholders Equity for the years ended December 27, 1997, December 28, 1996 and December 23, 1995 7

                 Statements of Cash Flows for the years ended December 27, 1997,
                 December 28, 1996 and December 23, 1995                     8

                 Notes to Financial Statements                              10

          b.     Pro-forma condensed financial information:
                 Rent-Way, Inc. and Champion Rentals, Inc.

                 Unaudited Pro Forma Condensed Balance Sheet                 *

                 Unaudited Pro Forma Statement of Income
                 For the Three Months Ended December 31, 1997               18

                 Unaudited Pro Forma Statement of Income
                 For the Year Ended September 30, 1997                      19

                 Notes to Unaudited Pro Forma Statements of Income          20

          *  previously filed with Company's March 31, 1998 10-Q

          c.     Exhibits in Accordance with the Provisions of Item
                           601 of Regulation S-K:

          Exhibit

          (2)-3 Stock Purchase Agreement between Rent-Way,  Inc.,
                Champion Rentals, Inc., Bill C. Ogle, Sr., and the other shareholders of Champion Rentals, Inc., dated january 30, 1998.*
          (2)-4 Closing Letter Agreement dated February 4, 1998 between Rent-Way, Inc., Champion Rentals, Inc., Bill C. Ogle, Sr., and the other shareholders of Champion Rentals, Inc.*

          * Previously filed.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Rent-Way, Inc.
                                                  (Registrant)


Date       ApriL 16, 1998                         /s/ Jeffrey A. Conway
                                                  (Signature)
                                                  Jeffrey A. Conway
                                                  Chief Financial Officer

               Report of Independent Certified Public Accountants

The Board of Directors
Champion Rentals, Inc.

We have audited the accompanying balance sheets of Champion Rentals, Inc. (Company) as of December 27, 1997 and December 28, 1996 and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 27, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champion Rentals, Inc. at December 27, 1997 and December 28, 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 27, 1997, in conformity with generally accepted accounting principles.

Ernst & Young LLP

Orlando, Florida
February 11, 1998

                             Champion Rentals, Inc.

                                 Balance Sheets


                                                                                December 27 1997  December 28 1996
                                                                                ------------------------------------
                                                                                ------------------------------------
Assets
Cash and cash equivalents                                                           $  1,697,050    $     202,269
Rental units (net)                                                                    20,997,433       10,029,328
Accounts receivable                                                                      348,858          493,047
Fixed assets (net)                                                                     6,305,167        3,437,390
Prepaids                                                                                 738,108          571,410
Deposits                                                                                 179,505          131,137
Investments in affiliates                                                                      -        1,224,267
Intangible assets--loan costs (net)                                                       97,918           28,273
Intangible assets--goodwill (net)                                                      5,513,176                -
                                                                                ------------------------------------
                                                                                ====================================
Total assets                                                                         $35,877,215      $16,117,121
                                                                                ====================================
                                                                                ====================================

Liabilities and stockholders' equity
Liabilities:
   Accounts payable                                                                 $  5,520,841     $  1,645,853
   Accrued expenses                                                                    1,503,816        1,139,682
   Notes payable                                                                      10,021,926        3,694,357
   Note payable to stockholder                                                         1,833,825        1,256,700
   Capital lease obligations                                                           3,504,359        1,812,716
   Minority interests                                                                          -         (110,222)
                                                                                ------------------------------------
Total liabilities                                                                     22,384,767        9,439,086

Stockholders' equity:
   Common stock, $1 par value, 7,500 and 8,500 shares authorized at December 27,
     1997 and December 28, 1996,  respectively,  1,000 and 750 shares issued and outstanding at December 27, 1997 and
     December 28, 1996, respectively                                                       1,000              750
   Additional paid-in capital                                                          9,514,378        3,095,402
   Retained earnings                                                                   3,977,070        3,581,883
                                                                                ------------------------------------
                                                                                ------------------------------------
Total stockholders' equity                                                            13,492,448        6,678,035
                                                                                ====================================
Total liabilities and stockholders' equity                                           $35,877,215      $16,117,121
                                                                                ====================================




See accompanying notes.

                             Champion Rentals, Inc.

                              Statements of Income


                                                                                   Year ended
                                                               December 27 1997    December 28 1996  December 23 1995
                                                              ------------------------------------------------------

Revenue                                                             $71,214,135       $40,947,476      $36,301,249

Cost of service                                                      23,923,588        14,908,392       12,731,594
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------
Gross profit                                                         47,290,547        26,039,084       23,569,655

Operating expenses                                                   21,090,171        12,365,309       10,794,586
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------
Income from operations                                               26,200,376        13,673,775       12,775,069

Nonperformance expenses                                               9,748,658         5,836,673        5,004,208
                                                              ------------------------------------------------------
Profit contribution                                                  16,451,718         7,837,102        7,770,861

Other expenses:
   Home office expenses                                               9,232,612         4,604,881        3,134,417
   Market allocation expenses                                         3,331,970           857,849        1,262,176
   Interest expense                                                   1,073,127           524,654          610,207
                                                              ------------------------------------------------------
Total other expenses                                                 13,637,709         5,987,384        5,006,800
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------
Operating income                                                      2,814,009         1,849,718        2,764,061

Equity in earnings of unconsolidated affiliates                              --           104,165           50,382
Minority interest in loss of consolidated affiliate                          --             9,675            1,845
Income  attributable  to minority  interests  for the period  December  29, 1996 through April 26, 1997
                                                                        (91,490)                -                -
                                                              ------------------------------------------------------
Net income                                                         $  2,722,519      $  1,963,558     $  2,816,288
                                                              ======================================================



See accompanying notes.

                             Champion Rentals, Inc.

                       Statements of Stockholders' Equity


                                                                  Additional
                                               Common Stock    Paid-in Capital  Retained Earnings
                                                                                                       Total
                                            ------------------------------------------------------------------------

Balance at December 25, 1994                       $   750          $3,095,402        $1,793,679      $  4,889,831
   Net income                                            -                 -           2,816,288         2,816,288
   Stockholder distributions                             -                 -          (1,585,003)       (1,585,003)
                                            ------------------------------------------------------------------------
Balance at December 23, 1995                           750           3,095,402         3,024,964         6,121,116
   Net income                                            -                   -         1,963,558         1,963,558
   Stockholder distributions                             -                   -        (1,406,639)       (1,406,639)
                                            ------------------------------------------------------------------------
Balance at December 28, 1996                           750           3,095,402         3,581,883         6,678,035
   Issuance of common stock                             27             859,973                 -           860,000
   Net income                                            -                   -         2,722,519         2,722,519
   Stockholder distribution in connection
    with acquisition of Westgate TV, Inc.
                                                         -                   -          (128,979)         (128,979)
   Stockholder distributions                             -                   -        (2,198,353)       (2,198,353)
   Acquisition of affiliates                           223           5,559,003                 -         5,559,226
                                            ========================================================================
Balance at December 27, 1997                        $1,000          $9,514,378        $3,977,070       $13,492,448
                                            ========================================================================



See accompanying notes.

                             Champion Rentals, Inc.

                            Statements of Cash Flows


                                                                                   Year ended
                                                               December 27 1997   December 28 1996  December 23 1995
                                                              ------------------------------------------------------
Cash flows from operating activities
Net income                                                         $  2,722,519      $  1,963,558     $  2,816,288
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                   20,466,225        12,527,160       10,959,842
     Rental unit disposals and losses                                 2,781,377         1,829,194        1,573,882
     Gain on sale of rental units                                      (843,391)         (224,773)        (175,688)
     (Gain) loss on sale of fixed assets                                  7,117           (21,495)           3,225
     Equity in earnings of affiliates                                    81,241          (104,165)         (50,382)
     Minority interests earnings (losses)                                10,249            (9,675)          (1,845)
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable                       342,365          (197,223)         (47,315)
       (Increase) decrease in prepaids, deposits and
         intangible assets                                                 (638)           65,316         (179,581)
       Increase (decrease) in accounts payable and accrued
         expenses                                                     2,071,056          (728,957)       1,470,458
                                                              ------------------------------------------------------
Net cash provided by operating activities                            27,638,120        15,098,940       16,368,884

Cash flows from investing activities
Acquisition of rental units                                         (25,542,210)      (12,592,412)     (14,068,605)
Acquisition of fixed assets                                          (1,487,783)         (518,807)      (1,193,134)
Acquisitions of rental stores                                        (1,375,133)                -                -
Proceeds from sale of rental units                                    1,029,823           343,654          288,072
Proceeds from sale of fixed assets                                      192,090            46,949           39,200
Acquisition of affiliates, net of overdraft assumed                    (126,209)                -                -
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------
Net cash used in investing activities                               (27,309,422)      (12,720,616)     (14,934,467)



                             Champion Rentals, Inc.



                                                                                      Year ended
                                                               December 27 1997    December 28 1996  December 23 1995
                                                              ------------------------------------------------------
Cash flows from financing activities
Proceeds from issuance of common stock                                  860,000                 -                -
Stockholder distributions                                            (2,327,332)       (1,406,639)      (1,585,003)
Proceeds from notes payable                                          15,205,974         2,470,220        2,330,320
Repayment of notes payable                                          (11,210,000)       (3,036,535)      (1,849,648)
Repayment of capital lease obligation                                (1,362,559)         (818,130)        (482,996)
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------
Net cash provided by (used in) financing activities                   1,166,083        (2,791,084)      (1,632,327)
                                                              ------------------------------------------------------
                                                              ------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                  1,494,781          (412,760)        (197,910)
Cash and cash equivalents at beginning of year                          202,269           615,029          812,939
                                                              ------------------------------------------------------
                                                              ======================================================
Cash and cash equivalents at end of year                           $  1,697,050     $     202,269   $      615,029
                                                              ======================================================

Supplemental disclosure of cash flow information
Cash paid during the year for interest                             $  1,116,531     $     652,690    $     638,226
                                                              ======================================================
                                                              ======================================================

Supplemental disclosure of noncash activities
Acquisition of vehicles by financing leases                        $  1,887,915      $  1,176,740    $     676,582
                                                              ======================================================
                                                              ======================================================

Acquisition of affiliates by common stock exchange                 $  5,559,226      $          -     $          -
                                                              ======================================================



See accompanying notes.

                             Champion Rentals, Inc.

                          Notes to Financial Statements

                                December 27, 1997


1. Summary of Business and Significant Accounting Policies

Organization and Nature of Business

The Company owns and operates rental stores in the southeastern United States. The stores offer consumer electronics, household appliances, furniture and jewelry for rent with ownership potential. As of December 27, 1997, December 28, 1996 and December 23, 1995, 147, 79 and 71 stores, respectively, were owned and operated by the Company. The Company is part of a group, affiliated through common ownership, which operates as retail establishments known as Champion Rent to Own.

The nature of the Company's rental activity is rent-to-own and is governed in many states in which it operates by rent-to-own legislation.

The essential elements of the rent-to-own rental agreement are:

          Weekly, or sometimes monthly, rental agreements providing for no obligation on the part of the renting party beyond each weekly or monthly rental period.

          Provision for ownership of the rental units upon the payment of a specified number of fixed payment amounts.

Revenues are recorded when payment is received in accordance with renewable rental agreements. Receivables are not recorded because the customer is not legally obligated to continue the payments. Historically, few agreements are renewed for sufficient successive weeks or months for the customer to obtain ownership.

Annual Closing Date

The Company's fiscal years are the 52, 53 and 52 week periods ending December 27, 1997, December 28, 1996 and December 23, 1995, respectively.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                             Champion Rentals, Inc.

                          Notes to Financial Statements

1. Summary of Business and Significant Accounting Policies (continued)

Rental Units

Rental unit inventory is recorded at cost as determined by specific identification. Depreciation, for financial statement purposes, is computed by the straight-line method over the economic life of the related asset, which ranges from 6 to 21 months. Depreciation expense was approximately $18,040,000, $11,260,000 and $9,933,000 for 1997, 1996 and 1995, respectively.

Accounts Receivable

The direct write-off method, rather than the allowance method, is used to determine carrying value of receivables and the resulting bad debt expense. The effect of this method on the financial statements is not materially different from the allowance method.

Fixed Assets

Fixed assets are recorded at cost. For assets placed in service prior to 1994, depreciation is computed principally by the accelerated method over the estimated useful lives of the related assets. Effective December 26, 1993, the Company began depreciating newly-acquired assets using the straight-line method, which conforms to prevailing industry practice. Useful lives range from 3 to 7 years. Depreciation expense was approximately $2,244,000, $1,235,000 and $1,005,000 for 1997, 1996 and 1995, respectively.

Intangible Assets

Loan Fees--Intangible assets are comprised of loan fees incurred in connection with the Company's financing as disclosed in Note 6. The fees are being amortized using the straight-line method over the life of the term loan. Accumulated amortization at December 27, 1997 and December 28, 1996 was approximately $5,000 and $78,000, respectively.

Goodwill--Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired. Such excess costs are being amortized on a straight-line basis over 20 years. Accumulated amortization at December 27, 1997 was approximately $165,000. The carrying value of goodwill is evaluated periodically in relation to the operating performance and future undiscounted net cash flows to the related business.

Based upon its most recent analysis, the Company believes that no material impairment of intangible assets exists at December 27, 1997. Amortization of goodwill and loan fees was approximately $182,000, $32,000 and $22,000 in 1997, 1996 and 1995, respectively.

                             Champion Rentals, Inc.

                          Notes to Financial Statements

1. Summary of Business and Significant Accounting Policies (continued)

Income Taxes

The Company has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on the Company's taxable income.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense was approximately $2,078,000, $1,372,000 and $1,192,000 for 1997, 1996 and 1995,
respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain amounts for the prior years have been reclassified to conform with the presentation adopted in 1997.

2. Business Combinations

The Company was part of a group, affiliated through common ownership. Effective April 26, 1997, Champion Concepts, Inc., B & G Concepts, Inc., B & G Columbia, Inc., Westgate TV of Tenn., Inc. and Champion Rentals, Inc. were merged. Champion Rentals, Inc. is the surviving legal entity. The transaction was accomplished through an exchange of 223 shares of common stock in Champion Rentals, Inc.

The combination of the Company under direct control of the principal stockholder and his ownership in the other companies prior to the merger has been accounted for in a manner similar to a pooling of interests. Purchase accounting has been applied as applicable to the acquisition of the other ownership interests where majority control did not exist. Goodwill in the amount of approximately $4,750,000 has been recorded in connection with this transaction and is being amortized over 20 years.

                             Champion Rentals, Inc.

                          Notes to Financial Statements

2. Business Combinations (continued)

Also on April 26, 1997, Champion Rentals, Inc. acquired substantially all of the assets and assumed substantially all of the liabilities of Westgate TV, Inc., an affiliated company owned entirely by the principal stockholder, in a cash transaction. Total consideration paid was approximately $129,000. This transaction was accounted for in a manner similar to a pooling of interests.

Simultaneously, with the above transactions, stock aggregating 2% of the outstanding stock of Champion Rentals, Inc. was issued to officers of the surviving company.

Revenue and net income of the separate companies for the periods preceding the acquisitions were as follows:

                                                                                                 Net Income (Loss)
                                                                                     Revenue
                                                                                ------------------------------------
Period December 29, 1996 through April 26, 1997:
   Champion Rentals, Inc.                                                             $14,163,449    $    554,814
   Westgate TV of Tenn, Inc.                                                            1,873,463        (654,969)
   B & G Concepts, Inc.                                                                 5,611,472         525,679
   B & G Columbia, Inc.                                                                 1,212,182         252,848
   Westgate TV, Inc. (unaudited)                                                        1,172,111         (25,965)
   Adjustment                                                                          (1,172,111)              -
                                                                                ====================================
   Combined                                                                           $22,860,566     $   652,407
                                                                                ====================================

Fiscal year ended December 28, 1996:
   Champion Rentals, Inc.                                                             $40,947,476      $2,117,517
   Westgate TV of Tenn, Inc.                                                            5,410,673         213,826
   B & G Concepts, Inc.                                                                14,693,120       1,471,801
   B & G Columbia, Inc.                                                                 3,514,110         278,352
                                                                                ------------------------------------
As previously reported                                                                 64,565,379       4,081,496

   Westgate TV, Inc. (unaudited)                                                        3,436,142        (267,804)
   Adjustment                                                                          (3,436,142)              -
                                                                                ====================================
   Combined                                                                           $64,565,379      $3,813,692
                                                                                ====================================

                             Champion Rentals, Inc.

                          Notes to Financial Statements

2. Business Combinations (continued)

                                                                                                 Net Income (Loss)
                                                                                     Revenue
                                                                                ------------------------------------
Fiscal year ended December 23, 1995:
   Champion Rentals, Inc.                                                             $36,301,249      $2,721,546
   Westgate TV of Tenn, Inc.                                                            5,346,275         498,880
   B & G Concepts, Inc.                                                                12,601,490       2,386,400
   B & G Columbia, Inc.                                                                 3,118,393         185,434
                                                                                ------------------------------------
As previously reported                                                                 57,367,407       5,792,260

   Westgate TV, Inc. (unaudited)                                                        3,153,319          42,505
   Adjustment                                                                          (3,153,319)              -
                                                                                ====================================
   Combined                                                                           $57,367,407      $5,834,765
                                                                                ====================================

During 1997, the Company purchased five rental stores in two transactions and rental agreements in one transaction. The transactions were as follows:

         Friends, Inc.                                                                       $   745,724
         Southern Home Rentals, Inc.                                                             561,471
         Tuskegee T.V. Rental, Inc.                                                               67,938
                                                                                        ===================
                                                                                              $1,375,133
                                                                                        ===================

For financial statement purposes, the acquisitions were accounted for as purchases and, accordingly, the operating results of the acquisitions are included in the financial statements since their respective acquisition dates. The purchases were financed through available cash. The aggregate amount of the purchase price representing goodwill, approximately $928,000, is being amortized over 20 years.

3. Rental Units

Rental units at December 27, 1997 and December 28, 1996, consist of the following:

                                                                             1997              1996
                                                                       ------------------------------------
                                                                       ------------------------------------

         Rental units                                                        $43,343,699      $23,267,942
         Less accumulated depreciation                                       (22,346,266)     (13,238,614)
                                                                       ------------------------------------
                                                                       ====================================
                                                                             $20,997,433      $10,029,328
                                                                       ====================================


                             Champion Rentals, Inc.

                          Notes to Financial Statements

4. Fixed Assets

Fixed assets at December 27, 1997 and December 28, 1996, consist of the following:

                                                                             1997              1996
                                                                       ------------------------------------
                                                                       ------------------------------------

         Vehicles                                                           $  7,637,007      $4,308,232
         Leasehold improvements                                                2,716,013       1,495,429
         Office furniture and equipment                                        2,099,837       2,076,819
         Machinery, tools and equipment                                        1,441,266         836,546
                                                                       ------------------------------------
                                                                       ------------------------------------
                                                                              13,894,123       8,717,026
         Less accumulated depreciation                                        (7,588,956)     (5,279,636)
                                                                       ====================================
                                                                            $  6,305,167      $3,437,390
                                                                       ====================================

5. Investments in Affiliates

Investments in affiliates consists of a 50% interest in Westgate TV of Tenn, Inc. and a 47.5% interest in each B & G Concepts, Inc. and B & G Columbia, Inc.
(collectively, the Companies). The Companies owned and operated 12, 26 and 6 rental stores, respectively, at December 28, 1996. The Company's recorded investments at December 28, 1996 were approximately $251,000, $991,000 and $(18,000) in Westgate TV of Tenn, Inc., B&G Concepts, Inc. and B & G Columbia,
Inc., respectively. As described in Note 2, the Companies were merged with Champion Rentals, Inc.
during 1997 and the investment accounts eliminated at that time.

6. Notes Payable

Notes payable at December 27, 1997 and December 28, 1996, consist of the following:

                                                                                      1997              1996
                                                                                ------------------------------------
Senior debt
$2,700,000 three year term loan with principal and interest payable in
    monthly installments at prime plus 1.5%.                                    $                      $2,358,334
                                                                                                -

$4,000,000 revolving line of credit with principal and interest payable
    in monthly installments at prime plus 1.25%.                                                -       1,000,000

$8,000,000 five year term loan with  principal  and interest  payable in monthly installments at LIBOR plus 2.6% or prime plus .25%
    (currently 8.75%).                                                                  7,600,000               -


                             Champion Rentals, Inc.

                          Notes to Financial Statements

6. Notes Payable (continued)

                                                                                      1997              1996
                                                                                ------------------------------------
$8,000,000 revolving line of credit with interest payable in monthly
    installments at prime plus .25% (currently 8.75%).                                  2,200,000               -

Stockholder Loan
Note payable with interest payable monthly at prime (currently 8.50%).
                                                                                        1,833,825       1,256,700

Equipment Financing
$1,300,000 equipment line of credit is payable in monthly installments
    at prime plus .75% (currently 9.25%).                                                 221,926         336,023
                                                                                ------------------------------------
Total notes payable                                                                   $11,855,751      $4,951,057
                                                                                ====================================


All debt was repaid in connection with the transaction described in Note 9.

7. Lease Obligations

The Company is obligated for the rental of various store locations under noncancellable operating leases. The leases expire at various dates through the year 2004. The following is a schedule by year of the approximate future minimum lease payments:

         1998                                                                                $  4,492,921
         1999                                                                                   3,693,303
         2000                                                                                   2,446,258
         2001                                                                                   1,336,621
         2002                                                                                     624,280
         Thereafter                                                                               152,814
                                                                                        -------------------
                                                                                        ===================
                                                                                              $12,746,197
                                                                                        ===================

For the years ended December 27, 1997, December 28, 1996 and December 23, 1995, total rental expenses included in nonperformance expenses were approximately $4,309,000, $2,538,000 and $2,181,000, respectively.

The Company has entered into various vehicle leases which are 50 months in duration and offer purchase options. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments. The capitalized costs of approximately $6,192,000 and $3,399,000, less accumulated amortization of approximately

Champion Rentals, Inc.

                          Notes to Financial Statements

7. Lease Obligations (continued)

$2,860,000  and  $1,717,000,  at  December  27,  1997  and  December  28,  1996,
respectively, are included in fixed assets in the accompanying financial statements. Amortization expense for these vehicles for the years ended December 27, 1997, December 28, 1996 and December 23, 1995 was approximately $1,345,000, $735,000 and $549,000, respectively.

The future minimum lease payments under capital leases and the net present value of future minimum lease payments are as follows for the years ended December:

         1998                                                                                 $1,605,500
         1999                                                                                  1,221,540
         2000                                                                                    802,740
         2001                                                                                    367,111
         2002                                                                                      3,462
                                                                                        -------------------
         Total minimum lease payments                                                          4,000,353
         Less amounts representing interest                                                     (495,994)
                                                                                        ===================
         Present value of net minimum lease payments                                          $3,504,359
                                                                                        ===================

Total interest charged to operations under all capital leases was approximately $307,000, $165,000 and $120,000 in 1997, 1996 and 1995, respectively.

8. Retirement Savings Plan

Effective January 1, 1993, the Company initiated a qualified tax deferred retirement savings plan under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one year of service with the Company. Elective contributions made by eligible employees are matched by the Company on the basis of $.25 for each dollar contributed not exceeding five percent of the employees' compensation. Additional contributions are made to the Plan at the discretion of the Board of Directors. The Company contributed approximately $79,000, $51,000 and $36,000 to the Plan for 1997, 1996 and 1995, respectively.

9. Subsequent Events

Sale of Stock

On February 5, 1998, the stockholders of the Company sold 100% of their stock to Rent-Way, Inc. making Champion Rentals, Inc. a wholly-owned subsidiary.

                                 Rent-Way, Inc.
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
            For the Three Months Ended December 31, 1997 for Rent-Way
            For the Three Months Ended December 27, 1997 for Champion


                                                                      Pro Forma
                                         Rent-Way        Champion    Adjustments     Pro Forma(1)
                                       --------------  ------------- -------------   -------------
Revenues:
Rental revenue                          $ 23,515,013   $ 17,231,624                  $ 40,746,637
Other revenue                              3,151,130      1,123,488                     4,274,618
                                       --------------  ------------- -------------   -------------
   Total revenues                         26,666,143     18,355,112             -      45,021,255
Costs and operating expenses:
Depreciation and amortization:
   Rental merchandise                      6,259,770      5,225,812                    11,485,582
   Property and equipment                    565,855        572,699                     1,138,554
   Amortization of goodwill                  590,802         42,789     $ 450,663  (2)  1,084,254
Salaries and wages                         6,975,988      5,479,888      (794,705) (3) 11,661,171
Advertising                                1,228,284        589,444                     1,817,728
Occupancy                                  1,841,436      1,340,922                     3,182,358
Other operating expenses                   4,927,909      4,165,879        87,500  (4)  9,181,288
                                       --------------  ------------- -------------   -------------
 Total costs and
     Operating expenses                   22,390,044     17,417,433      (256,542)     39,550,935
                                       --------------  ------------- -------------   -------------
     Operating income                      4,276,099        937,679       256,542       5,470,320
Other Income (expense):
Interest expense                            (795,409)      (269,269)   (1,180,828) (5) (2,245,506)
Deferred financing expense                                   (5,000)      (28,333) (6)    (33,333)
Interest income                              109,655              -                       109,655
Other income(expense), net                    (8,184)             -                        (8,184)
                                       --------------  ------------- -------------   -------------
   Income before income taxes              3,582,161        663,410      (952,619)      3,292,952
                                       --------------  ------------- -------------   -------------
Income tax expense (benefit)               1,547,494              -      (131,525) (7)  1,415,969
                                       --------------  ------------- -------------   -------------
                                       ==============  ============= =============   =============
    Net income                           $ 2,034,667      $ 663,410    $ (821,094)    $ 1,876,983
                                       ==============  ============= =============   =============
Diluted weighted average
  Common shares outstanding               10,790,233                                   10,790,233
                                       ==============                                =============
Diluted earnings per
  Common share                                $ 0.21                                       $ 0.19
                                       ==============                                =============

         See notes to unaudited pro forma condensed statement of income.

                                 Rent-Way, Inc.
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                   Year Ended September 30, 1997 for Rent-Way
                    Year Ended December 27, 1997 for Champion


                                                                      Pro Forma
                                         Rent-Way        Champion    Adjustments     Pro Forma(1)
                                       --------------  ------------- -------------   -------------
Revenues:
Rental revenue                          $ 77,498,328   $ 66,816,982                  $144,315,310
Other revenue                             10,545,206      4,397,153                    14,942,359
                                       --------------  ------------- -------------   -------------
     Total revenues                       88,043,534     71,214,135             -     159,257,669
Costs and operating expenses:
Depreciation and amortization:
   Rental merchandise                     20,314,482     20,103,246                    40,417,728
   Property and equipment                  1,530,133      2,181,551                     3,711,684
   Amortization of goodwill                1,926,287        165,000   $ 1,802,652  (2)  3,893,939
Salaries and wages                        22,809,722     21,731,633    (3,178,821) (3) 41,362,534
Advertising                                3,898,610      2,077,595                     5,976,205
Occupancy                                  5,987,604      5,345,722                    11,333,326
Other operating expenses                  17,790,535     15,796,742       350,000  (4) 33,937,277
                                       --------------  ------------- -------------   -------------
  Total costs and
       Operating expenses                 74,257,373     67,401,489    (1,026,169)    140,632,693
                                       --------------  ------------- -------------   -------------
       Operating income                   13,786,161      3,812,646     1,026,169      18,624,976
Other Income (expense):
Interest expense                          (3,129,894)    (1,073,127)   (4,723,310) (5) (8,926,331)
Deferred financing expense                  (239,086)       (17,000)     (116,333) (6)   (372,419)
Interest income                                  920              -                           920
Other income, net                           (103,681)             -             -        (103,681)
                                       --------------  ------------- -------------   -------------
     Income before income taxes
          and extraordinary items         10,314,420      2,722,519    (3,813,475)      9,223,464
Income tax expense (benefit)               4,629,477              -      (663,387) (7)  3,966,090
                                       --------------  ------------- -------------   -------------
      Income before extraordinary item     5,684,943      2,722,519    (3,150,088)      5,257,374
Extraordinary item                          (269,017)             -             -        (269,017)
                                       --------------  ------------- -------------   -------------
      Net income                           5,415,926      2,722,519    (3,150,088)      4,988,357
Preferred stock
    Dividend requirements                    280,175              -                       280,175
                                       --------------  ------------- -------------   -------------
Earnings applicable to
   Common shares                         $ 5,696,101    $ 2,722,519  $ (3,150,088)    $ 5,268,532
                                       ==============  ============= =============   =============
Diluted weighted average
  Common shares outstanding                9,322,925                                    9,322,925
                                       ==============                                =============
Diluted earnings per
   Common share                               $ 0.72                                       $ 0.67
                                       ==============                                =============

         See notes to unaudited pro forma condensed statement of income.

                                 Rent-Way, Inc.
           NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME


(1)    BASIS  OF PRESENTATION

     The unaudited pro forma condensed financial statements have been prepared assuming the acquisition of Champion had occurred on October 1, 1997. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value. The final purchase price allocation is subject to refinement upon completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilites.


     (2) Adjustment to recognize amortization of goodwill on a straight line basis over thirty years. (net of the effect of the elimination of Champion goodwill amortization expense)

          Three months                                                               $    450,663
          Year ended                                                                 $  1,802,652


     (3) Salaries and wages have been adjusted for the elimination of the former sharesholders of Champion Rentals Inc. Salaries and wages include all bonuses and distributions made to shareholders.

          Three months ended December 31, 1997                                        $  (794,705)
          Year ended September 30, 1997                                               $(3,178,821)


     (4) Adjustment for amortization of non-compete agreements and customer lists with a five and two year life respectively.

          Three months ended December 31, 1997                                           $ 87,500
          Year ended September 30, 1997                                                 $ 350,000


(5)  Adjustment to record interest expense on borrowings for acquisitions offset by elimination of debt and interest expense for Champion Rentals Inc.

          Three months ended December 31, 1997                                        $(1,180,828)
          Year ended September 30, 1997                                               $(4,723,310)


(6)   Adjustment to record deferred financing expense associated with Rent-Way's amendment to its credit facility, offset with the elimination of Champion's deferred financing epense

          Three months ended December 31, 1997                                          $ (28,333)
          Year ended September 30, 1997                                                $ (116,333)


(7)    Adjustment to record income tax expense based on effective tax rate for the combined entity of 43%

          Three months ended December 31, 1997                                         $ (131,525)
          Year ended September 30, 1997                                                $ (663,387)
